PROFESSIONALLY MANAGED PORTFOLIOS
CODE OF ETHICS
REVISED FEBRUARY 19, 2021

1.    BACKGROUND
Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”) requires Professionally Managed Portfolios (the “Trust”), as a registered investment company, to adopt a written Code of Ethics. The Rule also requires investment advisers to and principal underwriters for (each a “Fund Organization”) each series of the Trust (each a “Fund” and collectively, the “Funds”) to adopt a written Code of Ethics and to report to the Board of Trustees of the Trust (the “Board”) any material compliance violations. The Board must approve the Code of Ethics for the Trust and for each Fund Organization based on a finding that the Code of Ethics contains provisions reasonably necessary to prevent Access Persons (defined below) from engaging in any conduct prohibited by the Rule. In addition, certain key Access Persons of a Fund Organization are subject to pre-clearance procedures with respect to their investment in certain securities as described in the Code of Ethics, including securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”). Each Fund Organization whose Code of Ethics has been approved by the Board is not subject to the Trust’s Code of Ethics (hereinafter, “the Code”). Access Persons of the Trust (defined below) are not subject to a Fund Organization’s Code of Ethics.
2.    KEY DEFINITION
The following defined term supplements the defined terms included within the Code. For all other defined terms, see Appendix 1. The term “Access Person” is defined to include:

(i) Any trustee officer or employee of the Trust who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (defined in Appendix 1) by a series of the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales. The Trust CCO (defined below) will notify an individual if that person fits the above definition and shall maintain a list of all Access Persons.
(ii) Any natural person in a “Control” relationship to the Trust who obtains information concerning recommendations made to a Fund regarding the purchase or sale of Covered Securities by a Fund.

3.    GENERAL PROHIBITIONS UNDER THE RULE
The Rule prohibits fraudulent activities by affiliated persons of the Trust. Specifically, it is unlawful for any of these persons, in connection with the purchase or sale, directly or indirectly, by such person of a “Security Held or to be Acquired by a Fund” (defined in Appendix 1) to:
(a)    employ any device, scheme or artifice to defraud a Fund;
(b)    make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;
(c)    engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or
(d)    engage in any manipulative practice with respect to a Fund.

Professionally Managed Portfolios
Code of Ethics

4.    CHIEF COMPLIANCE OFFICER
In order to meet the requirements of the Rule, the Code includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”). The officers of the Trust appoint the chief compliance officer of the Trust or her or his designee (the “Chief Compliance Officer” or “CCO”) to receive and review Reports delivered by each Access Person of the Trust in accordance with Section 5 below. In turn, the CCO will report to the Board any material violations of the Code in accordance with Section 7 below.
5.    ACCESS PERSON REPORTS
The CCO shall: (1) notify an individual if s/he qualifies as an Access Person under the Code, and (2) maintain a list of all Access Persons. Access Persons are required to submit the following reports to the Chief Compliance Officer for themselves and any immediate family member residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain comparable information.
(a)    INITIAL HOLDINGS REPORT. Within 10 days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must submit a signed report that contains the following information:
(1)The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)    The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and
(3)    The date the report is submitted by the Access Person.
A form of the INITIAL HOLDINGS REPORT is attached as Appendix 2.
(b)    QUARTERLY TRANSACTION REPORTS. Within 30 days of the end of each calendar quarter, each Access Person must submit a signed report with the following information:
(1)    With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:
(i)    The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security involved;
(ii)    The nature of the transaction (i.e., purchase, sale, vesting, etc.);
(iii)    The price of the Covered Security at which the transaction was effected;
(iv)    The name of the broker, dealer or bank with or through which the transaction was effected; and
(v)    The date that the report is submitted by the Access Person.
(2)    With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

Professionally Managed Portfolios
Code of Ethics

(i)    The name of the broker, dealer or bank with whom the Access Person established the account;
(ii)    The date the account was established; and
(iii)    The date that the report is submitted by the Access Person.
A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 3.
(c)    ANNUAL HOLDINGS REPORTS. Within 45 days of the end of each calendar year end, the Access Person must submit a signed report with the following information (and the information must be current as of no more than 45 days prior to the date of the report):
(1)    The title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(2)    The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and
(3)    The date the report is submitted by the Access Person.
A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 4.
6.    EXCEPTIONS TO REPORTING REQUIREMENTS
(a)    PRINCIPAL UNDERWRITER. An Access Person of a Fund’s principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:
(1)    is not an affiliated person of the Trust or any investment adviser to a Fund; and
(2)    has no officer, director or general partner that serves as an officer, director or general partner of the Trust or any investment adviser to a Fund.
(b)    INDEPENDENT TRUSTEE. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (an “Independent Trustee”) is not required to:
(1)    file an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; or
(2)    file a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during a 15-day period immediately before or after his or her transaction in a Covered Security, a Fund purchased or sold the Covered Security, or that a Fund or its investment adviser considered purchasing or selling the Covered Security.
7.    ADMINISTRATION OF THE CODE OF ETHICS – REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE
(a)    The CCO, on behalf of the Trust, shall use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code;
(b)    The CCO, on behalf of the Trust, shall circulate this Code to each Access Person upon becoming an Access Person and any time the Code is amended thereafter, and receive an

Professionally Managed Portfolios
Code of Ethics

Acknowledgement Form from each Access Person that the Code was received, read and understood (an Acknowledgement Form is attached hereto as Appendix 5);

(c)    The CCO, on behalf of the Trust, shall review all Reports to determine whether a possible violation of the Code may have occurred and/or other applicable trading policies and procedures were violated.
No Access Person shall review his or her own Report(s). The CCO shall appoint an alternate to review his or her own Reports if the CCO is also an Access Person.

(d)     The CCO, on behalf of the Trust, shall prepare a written report on an annual basis describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information for review by the Board;
(e)    On an annual basis, the CCO, on behalf of the Trust shall certify to the Board that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics; and
(f)    As the Trust relies on each Fund Organization to administer its own Code of Ethics, the CCO shall obtain quarterly reporting from each Fund Organization with respect to any violations of such Fund Organization’s Code of Ethics.

8.    COMPLIANCE WITH OTHER SECURITIES LAWS
This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice of the CCO or Trust Counsel before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.
In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on Access Persons and others in certain situations. It is expected that Access Persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.
9.    PROHIBITED TRADING PRACTICES
(a)    No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership in such security if to his or her actual knowledge at the time of such purchase or sale:
(1)the security is being considered for purchase or sale by a Fund; or
(2)the security is in the process of being purchased or sold by a Fund, or a Fund completed a purchase or sale of such security within the most recent 15 calendar day period.

Professionally Managed Portfolios
Code of Ethics

(b)     An Access Person who is also classified as Investment Personnel must obtain pre-approval from the Trust CCO before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.
(c)    No Access Person may, to his or her actual knowledge, trade ahead of a Fund – a practice known as “frontrunning.”
10.    SANCTIONS
As to any material violation of this Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.
The Board may also impose sanctions as it deems appropriate, including sanctions against the Fund Organization or the CCO for failure to adequately supervise its Access Persons.
11.    RECORD RETENTION

All Trust records shall be maintained in accordance with Rule 17j-1(f) under the Investment Company Act. Rule 17j-1(f) mandates the following record keeping requirements:
•A copy of each Trust Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
•A record of any violation of the Trust’s Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years;
•A copy of each report made by an Access Person, as required by the Trust’s Code of Ethics, must be maintained for at least five years, the first two years in an easily accessible place;
•A record of all persons, currently or within the past five years, who are or were required to make reports under the Trust’s Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;
•A copy of each report required by section 7(d) and section 7(e) of the Trust’s Code of Ethics must be maintained for at least five years, the first two years in an easily accessible place; and a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of the securities described in section 9(b) of the Trust’s Code of Ethics, for at least five years after the end of the year in which the approval is granted.

Professionally Managed Portfolios
Code of Ethics

ADDENDUM TO

PROFESSIONALLY MANAGED PORTFOLIOS
CODE OF ETHICS

NON-PUBLIC INFORMATION

No Access Person may, directly or indirectly, communicate to any person (“Third Party”) any non-public information relating to any
(i)shareholder of a series of the Trust or
(ii)issuer of any Covered Security owned by any series of the Trust, including, without limitation, the purchase or sale or considered purchase or sale of a Covered Security on behalf of any series of the Trust, except to the extent necessary to comply with applicable law.
However, an Access Person may disclose the information in (i) and (ii) above to a Third Party who is:
(a)    an Access Person;
(b)    an approved agent of the Trust (e.g., legal counsel, auditors, etc.); or
(c)    an Access Person or approved agent of a series of the Trust to which the information relates and the Third Party has a legitimate business purpose for knowledge of such information.
1

Professionally Managed Portfolios
Code of Ethics

APPENDIX 1

DEFINITIONS

CONTROL
The power to exercise a controlling influence over the management or policies of the Trust, unless such power is solely the result of an official position with the Trust.
COVERED SECURITY
Includes any Security (see below) but does not include:
(i)direct obligations of the Government of the United States;
(ii)bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
(iii)money market mutual funds;
(iv)securities that are purchased as part of automated payroll deductions/contributions to an Access Person’s 401(k), other automated contributions to a mutual fund after tax savings plan (i.e., Automatic Investment Plan or “AIP”), and automatic dividend reinvestment transactions.
(v)shares issued by open-end investment companies (i.e., mutual funds, ETFs) other than Funds.
FUND
A series of the Trust.
IMMEDIATE FAMILY MEMBER
Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).
INITIAL PUBLIC OFFERING (IPO)
An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.
INVESTMENT PERSONNEL
(i)Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.
(ii)Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.
1

Professionally Managed Portfolios
Code of Ethics

LIMITED OFFERING
An offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.
PURCHASE OR SALE OF A COVERED SECURITY
Includes, among other things, the writing of an option to purchase or sell a Covered Security.
SECURITY
Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY A FUND
(i)any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and
(ii)any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

2

Professionally Managed Portfolios
Code of Ethics

APPENDIX 2
INITIAL HOLDINGS REPORT

INFORMATION AS OF

Access Person’s Name:
The initial holdings report is to be submitted to the Chief Compliance Officer no later than the 10th day following their designation as an Access Person. The information must be current, as of a date no more than 45 days prior to the above date.

1.The following represents all Covered Securities holdings that the Access Person or any Immediate Family Member residing at the same address had a direct or indirect beneficial interest as of the above date.
□ Check this box if you are providing the information as an attachment.

Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares and/or Principal Amount

2.The following represents the names of all brokers, dealers or banks with which the Access Person, or any Immediate Family Member residing at the same address, maintains an account in which any securities are held for their direct or indirect benefit as of the above date:
□ Check this box if you are providing the information as an attachment.

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)

Dated:	By:
Access Person Signature

Print Name

Compliance Review:

Dated:	By:
Reviewer’s Signature

Print Name

3

Professionally Managed Portfolios
Code of Ethics

APPENDIX 3
QUARTERLY TRANSACTION REPORT
1.Transactions Report
Note: The Quarterly Report of transactions in Covered Securities, including Funds, must be submitted within 30 days following the end of the calendar quarter. There is no de-minimis exclusion for small transactions. Excludable from this report are transactions in U.S. Government or Federal agency obligations, transactions in money market mutual funds, automated payroll deductions/ contributions to an Access Person's 401(k), and other automated contributions to a mutual fund after tax savings plan (e.g., Automatic Investment Plan or “AIP”). Also excluded are automatic dividend reinvestment transactions.
□ Check this box if you are providing the information as an attachment.

ACQUISITIONS: (List below)	No Acquisitions executed during this Quarter

DATE	TICKER	NAME / DESCRIPTION OF SECURITY	PRINCIPAL AMT or NUMBER. OF SHARES	BUY OR SELL	PER UNIT PRICE	(ACCT) BROKER/BANK

DISPOSITIONS: (List below)	No Dispositions executed during this Quarter

DATE	TICKER	NAME / DESCRIPTION OF SECURITY	PRINCIPAL AMT or NUMBER. OF SHARES	BUY OR SELL	PER UNIT PRICE	(ACCT) BROKER/BANK

2.Brokerage Accounts Report
The following represents the names of all brokers, dealers or banks with which the Access Person (or any Immediate Family Member residing at the same address) established an account in which any securities were held during the calendar quarter for their direct or indirect benefit:
□ Check this box if you are providing the information as an attachment.

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)

Dated:	By:
Access Person Signature

Print Name

Compliance Review:

1

Professionally Managed Portfolios
Code of Ethics

Dated:	By:
Reviewer’s Signature

Print Name

2

Professionally Managed Portfolios
Code of Ethics

APPENDIX 4
ANNUAL HOLDINGS REPORT

Year Ended December 31,

Access Person’s Name:
(current within 45 days of the date of the Report)
Date of Report: ___________
An annual holdings report as of each December 31 is to be submitted to the CCO within forty-five days of each calendar year end .

1.The following represents all Covered Securities holdings that the Access Person or any Immediate Family Member residing at the same address, had a direct or indirect beneficial interest as of December 31:

□ Check this box if you are providing the information as an attachment.

Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares and/or Principal Amount

2.The following represents the names of all brokers, dealers or banks with which the Access Person, or any Immediate Family Member residing at the same address, maintains an account in which any securities are held for their direct or indirect benefit as of December 31:
□ Check this box if you are providing the information as an attachment.

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)

Dated:	By:
Access Person Signature

Print Name

Compliance Review:

Dated:	By:
Reviewer’s Signature

Print Name

1

Professionally Managed Portfolios
Code of Ethics

APPENDIX 5
CODE OF ETHICS ACKNOWLEDGEMENT FORM

ACKNOWLEDGED AND AGREED:
I have read, and I understand the terms of, the Professionally Managed Portfolios Code of Ethics.

By:

Name:

Title:

Date:

2

Professionally Managed Portfolios
Code of Ethics